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                                  EXHIBIT 99.2





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                                  [Proxy Card]

                       KENTUCKY ENTERPRISE BANCORP, INC.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS


                 The undersigned hereby appoints the Board of Directors of Kentucky Enterprise Bancorp, Inc. ("Kentucky Enterprise") and the survivor of them with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the Common Stock of Kentucky Enterprise which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Kentucky Enterprise Bank, F.S.B., located at Highland and Newman Avenues, Ft. Thomas, Kentucky, on January 29, 1996, at 10:00 a.m., Eastern Standard Time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present as specified on the reverse hereof.

                 THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AFFILIATION AGREEMENT AND THE AMENDED AND RESTATED AGREEMENT OF MERGER, FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                 THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                          (Continued on reverse side)





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                 1.       Proposal to approve the Affiliation Agreement dated
as of August 28, 1995, and the Amended and Restated Agreement of Merger dated as of August 28, 1995, between Fifth Third Bancorp and Kentucky Enterprise Bancorp, Inc. (copies of which are annexed to the accompanying Proxy Statement and Prospectus as Annexes A and B, respectively) pursuant to which Kentucky Enterprise shall merge with and into Fifth Third Bancorp.

        [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

      2.   The election as directors of the following three nominees:
                               John D. Coldiron
                                Robert C. Egan
                              Andrew W. Loschiavo


    [ ] FOR ALL        [ ] WITHHOLD              [ ] IF YOU WISH TO FOR
        THREE              AUTHORITY FOR ALL         ALL THREE TO
        NOMINEES           THREE NOMINEES            WITHHOLD FOR AN
                                                     INDIVIDUAL NOMINEE,
                                                     PLEASE ENTER THE
                                                     NAME(S) IN THE SPACE
                                                     PROVIDED BELOW.


      3. Such other matters as may properly come before the meeting and any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such matters.

        [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

                 The undersigned acknowledges receipt from Kentucky Enterprise, before the execution of this Proxy, of notice of the Annual Meeting and of the related Proxy Statement and Prospectus.

                                      Dated ___________________, 1995

                                      Signature_________________________________


      Additional signature if held jointly________________________________

                          Please sign exactly as your name or names appear to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                                                          POSTAGE-PAID ENVELOPE.